UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 22, 2015, Fiserv, Inc. (the “Company”) completed the sale of $850,000,000 aggregate principal amount of its 2.700% Senior Notes due 2020 (the “2020 Notes”) and $900,000,000 aggregate principal amount of its 3.850% Senior Notes due 2025 (the “2025 Notes,” and together with the 2020 Notes, the “Notes”). The Notes were issued under an Indenture (the “Indenture”), dated as of November 20, 2007, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a Twelfth Supplemental Indenture, between the Company and the Trustee, establishing the terms and providing for the issuance of the 2020 Notes (the “2020 Notes Supplemental Indenture”), and by a Thirteenth Supplemental Indenture, between the Company and the Trustee, establishing the terms and providing for the issuance of the 2025 Notes (the “2025 Notes Supplemental Indenture”).

The 2020 Notes Supplemental Indenture and form of the 2020 Note, which is included therein, provide, among other things, that the 2020 Notes bear interest at a rate of 2.700% per year (payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2015), and will mature on June 1, 2020. The 2025 Notes Supplemental Indenture and form of the 2025 Note, which is included therein, provide, among other things, that the 2025 Notes bear interest at a rate of 3.850% per year (payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2015), and will mature on June 1, 2025. The interest rate payable on each of the 2020 Notes and the 2025 Notes is subject to adjustment from time to time if a debt rating agency downgrades (or subsequently upgrades) the debt rating assigned to such series of notes.

At any time prior to May 1, 2020, with respect to the 2020 Notes, or prior to March 1, 2025, with respect to the 2025 Notes, the Company may redeem the Notes at a “make-whole” redemption price, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date. At any time on or after May 1, 2020, with respect to the 2020 Notes, or on or after March 1, 2025, with respect to the 2025 Notes, the Company may redeem the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date. The Company is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, upon the occurrence of a change of control triggering event.

The Indenture, the 2020 Notes Supplemental Indenture and the 2025 Notes Supplemental Indenture contain customary events of default. If an event of default occurs and is continuing with respect to any series of the Notes, then the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes of that series may declare the Notes of that series to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately.

The descriptions of the 2020 Notes Supplemental Indenture and the 2025 Notes Supplemental Indenture set forth above are qualified by reference to the 2020 Notes Supplemental Indenture and the 2025 Notes Supplemental Indenture filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01.	Other Events.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-196419) that the Company filed with the Securities and Exchange Commission on May 30, 2014 and amended on May 8, 2015. The Company is filing certain exhibits as part of this Current Report on Form 8-K for purposes of such Registration Statement. See “Item 9.01. Financial Statements and Exhibits.” The Company intends to use the net proceeds from this offering to redeem all of its outstanding $600 million aggregate principal amount of 3.125% senior notes due 2016 and all of its outstanding $500 million aggregate principal amount of 6.8% senior notes due 2017 and to repay outstanding debt under its revolving credit facility. The Company intends to use any remaining net proceeds for general corporate purposes, which may include repaying a portion of its term loan facility or its outstanding $300 million aggregate principal amount of 3.125% senior notes due 2015.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(4.1)	Twelfth Supplemental Indenture, dated as of May 22, 2015, between Fiserv, Inc. and U.S. Bank National Association.

(4.2)	Thirteenth Supplemental Indenture, dated as of May 22, 2015, between Fiserv, Inc. and U.S. Bank National Association.

(5)	Opinion of Foley & Lardner LLP.

(23)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: May 22, 2015	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Chief Financial Officer, Treasurer and
Assistant Secretary

Fiserv, Inc.

Exhibit Index to Current Report on Form 8-K

Dated May 22, 2015

Exhibit Number

(4.1)	Twelfth Supplemental Indenture, dated as of May 22, 2015, between Fiserv, Inc. and U.S. Bank National Association.

(4.2)	Thirteenth Supplemental Indenture, dated as of May 22, 2015, between Fiserv, Inc. and U.S. Bank National Association.

(5)	Opinion of Foley & Lardner LLP.

(23)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).